Exhibit 99.1

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Reports Second Quarter 2007 Results

Waco, Texas   August 10, 2007……….

Highlights:

Second Quarter 2007 Results

•                  FirstCity reports 2nd quarter 2007 earnings of $1,806,142 or $.16 per diluted share.

•                  FirstCity invested $25.2 million in portfolio acquisitions for the 2nd quarter 2007.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Portfolio Asset Acquisition and Resolution	$4,313	$2,549	$6,183	$5,877
Corporate overhead *	(2,507)	(1,286)	(5,292)	(2,517)
Earnings from continuing operations	1,806	1,263	891	3,360
Loss from discontinued operations, net of taxes	—	—	—	(75)
Net earnings to common stockholders	$1,806	$1,263	$891	$3,285
Diluted earnings per common share	$0.16	$0.11	$0.08	$0.27

* Corporate overhead includes expenses related to the independent audit committee investigation of $2.0 million year to date, comprised of $1.2 million in the first quarter and $.8 million in the second quarter. The total expenditures related to the investigation through August 6, 2007 were approximately $2.0 million.

Portfolio Asset Acquisition and Resolution

The Company invested $25.2 million in portfolio acquisitions during the quarter.  FirstCity also invested $1.1 million in SBA loan originations and advances as well as $3.0 million in the form of advances on loans receivable under the new special situations platform, FirstCity Crestone, which was formed in April 2007.  Earning assets totaled $293.5 million at quarter end.  FirstCity is currently evaluating 25 different transactions representing over $1.5 billion in face value of assets.

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Portfolio purchases are detailed below (in millions):

	Portfolio Purchases
						FirstCity
			Latin		FirstCity	Investment
	Domestic	Europe	America	Total	Investment	in Other	Total
2007
2nd Quarter	$27.4	$2.4	$61.6	$91.4	$25.2	$4.2	$29.4
1st Quarter	71.6	3.8	3.4	78.8	69.5	7.8	77.3
YTD 2007	$99.0	$6.2	$65.0	$170.2	$94.7	$12.0	$106.7
2006
4th Quarter	$34.6	$101.2	$2.1	$137.9	$70.2	$16.8	$87.0
3rd Quarter	35.4	—	56.1	91.5	31.5	3.7	35.2
2nd Quarter	24.2	1.0	—	25.2	19.0	7.0	26.0
1st Quarter	42.4	—	—	42.4	23.3	0.7	24.0
Total Year 2006	$136.6	$102.2	$58.2	$297.0	$144.0	$28.2	$172.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	$3.2	$74.6
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8	$—	$59.8

For the second quarter 2007, operating contribution from the Portfolio Asset Acquisition business was $4.3 million. The earnings were comprised of $11.2 million in revenues, $4.3 million in equity in earnings of investments and $11.2 million of expenses. The business generated 60% of the revenues (including equity in earnings of investments) from domestic investments, 24% from investments in Latin America, 15% from investments in Europe and 1% from investments in Canada.  The major components of revenue for the quarter include equity in earnings of investments of $4.3 million, servicing fees of $3.0 million, and income from Portfolio Assets of $5.7 million.

The revenues for the second quarter were positively impacted $1 million as a result of increases in expected cash flows in wholly-owned portfolios with a book value of $62.7 million and certain portfolios held in acquisition partnerships with a book value of $21.3 million. Management will increase income accrual rates on portfolios that experience increases in cash flows as the portfolios mature. The majority of the $84 million in book value of portfolios that contributed to this increase in interest income from portfolio assets ($.8 million) and Equity in earnings of investments ($.2 million) were purchased within the last 18 months. Management may make additional adjustments to income accrual rates in the future if facts and circumstances warrant it.

The second quarter earnings were also negatively impacted by provisions net of recoveries for loan losses of $518,000, of which $746,000 was on wholly-owned domestic portfolios.  The difference of ($228,000) represents net recoveries from primarily domestic acquisition partnerships.  The Company experiences fluctuations in estimated cash flows from time to time and does not believe that these provisions are indicative of any negative trend.

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The following tables detail the impact of net foreign currency gains (losses) on corporate earnings:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Illustration of the Effects of Currency	2007	2006	2007	2006
Fluctuations (dollars in thousands)	(unaudited)		(unaudited)
Net earnings to Common Stockholders as reported	$1,806	$1,263	$891	$3,285
Euro gains (losses)	(204)	324	(446)	658
Mexican Peso gains (losses)	182	(1,328)	159	(1,154)
Argentine Peso gains (losses)	9	(54)	(2)	(45)
Canadian Dollar gains	199	—	220	—
Chilean Peso gains	21	—	23	—

Euro exchange rate at valuation date	0.74	0.80
Mexican Peso exchange rate at valuation date	10.87	11.40
Argentine Peso exchange rate at valuation date	3.09	3.09
Canadian Dollar exchange rate at valuation date	1.06	n/a
Chilean Peso exchange rate at valuation date	527.80	n/a

Other Corporate Matters

Share Repurchase Program

FirstCity has a repurchase program for shares of its common stock. Since the program was initiated, the company has purchased 530,300 shares at an average cost of $10.51 per share. Share repurchases may be made from time to time when and if management feels the repurchase of such shares represent the optimum use of FirstCity’s resources. No repurchases have been made since September 2006, but the Company intends to continue the repurchase program.

Liquidity

FirstCity is negotiating a $50 million increase in its loan facility with Bank of Scotland under FirstCity’s Revolving Credit Agreement dated as of November 12, 2004, from $175 million to $225 million, a $50 million increase in the acquisition facility provided to FH Partners L.P., a wholly-owned affiliate of FirstCity, under the Revolving Credit Agreement dated as of August 26, 2005, from $50 million to $100 million, and a new $25 million loan facility with BoS (USA), Inc., an affiliate of Bank of Scotland, which would be subordinated to the Revolving Credit Agreement provided to FirstCity by Bank of Scotland.  FirstCity believes that the increased funding with the Bank of Scotland and BoS (USA), Inc. will be completed on a timely basis to accommodate future acquisitions and continued growth. FirstCity management believes that the current negative market conditions related to sub prime/finance companies has not had an effect on the Company’s liquidity and ability to continue to grow the business. FirstCity Financial is not reliant on Wall Street for operating capital but rather has a strong relationship with Bank of Scotland and expects completion of the amendments contemplated without complications in the next few weeks.  There can be no assurance that FirstCity can obtain the additional financing from the Bank of Scotland or any other lender.

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Conference Call

A conference call will be held on Friday, August 10, 2007 at 9 a.m. Central time to discuss second quarter 2007 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Second Quarter 2007 Conference Call
Date:	Friday, August 10, 2007
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:	Domestic	866-831-6224
	International	617-213-8853

	Pass code -	77619158

Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code -	63076523

The replay will be available until Friday, August 24, 2007

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, ability to obtain additional financing from the Bank of Scotland or any other lender, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on July 24, 2007, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

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The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Servicing fees	$2,977	$2,856	$5,582	$5,503
Income from Portfolio Assets	5,685	2,946	10,720	5,004
Gain on sale of SBA loans held for sale, net	343	—	624	—
Interest income from SBA loans	606	—	914	—
Interest income from affiliates	140	465	266	895
Interest income from loans receivable - other	982	—	1,889	—
Other income	538	612	997	1,192
Total revenues	11,271	6,879	20,992	12,594
Expenses:
Interest and fees on notes payable - other	4,668	1,938	8,919	3,636
Interest and fees on notes payable to affiliates	—	10	—	20
Salaries and benefits	3,864	3,278	7,857	7,016
Provision (recovery) for loan and impairment losses	746	(58)	1,072	51
Occupancy, data processing, communication and other	4,388	1,913	8,231	3,477
Total expenses	13,666	7,081	26,079	14,200
Equity in earnings of investments	4,332	1,387	6,158	5,021
Gain on sale of interest in equity investments	—	27	—	27
Earnings from continuing operations before income taxes and minority interest	1,937	1,212	1,071	3,442
Income taxes	(146)	(22)	(303)	(144)
Minority interest	15	73	123	62
Earnings from continuing operations	1,806	1,263	891	3,360
Discontinued operations
Loss from operations of discontinued components	—	—	—	(75)
Income taxes	—	—	—	—
Loss from discontinued operations	—	—	—	(75)
Net earnings	$1,806	$1,263	$891	$3,285

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.17	$0.11	$0.08	$0.30
Discontinued operations	$—	$—	$—	$(0.01)
Net earnings per common share	$0.17	$0.11	$0.08	$0.29
Wtd. avg. common shares outstanding	10,789	11,308	10,789	11,308

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.16	$0.11	$0.08	$0.28
Discontinued operations	$—	$—	$—	$(0.01)
Net earnings per common share	$0.16	$0.11	$0.08	$0.27
Wtd. avg. common shares outstanding	11,397	11,959	11,414	11,958

Selected Unaudited Balance Sheet Data

	June 30,	December 31,
	2007	2006
Cash	$18,380	$18,472
Earning Assets:
Portfolio Assets, net	122,628	108,696
Loans and interest receivable	55,597	29,311
Equity investments	115,275	112,357
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	9,632	8,726
Total assets	$341,613	$297,663

Notes payable - other	$228,365	$187,811
Minority interest and other liabilities	7,566	5,959
Total liabilities	235,931	193,770
Total equity	105,682	103,893
Total liabilities and equity	$341,613	$297,663

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$11,188	$6,688	$20,780	$12,234
Equity in earnings of investments	4,332	1,387	6,158	5,021
Gain on sale of interest in equity investments	—	27	—	27
Expenses	(10,461)	(5,611)	(19,683)	(11,354)
Operating contribution before provision for loan and impairment losses	5,059	2,491	7,255	5,928
Provision for loan and impairment losses	746	(58)	1,072	51
Operating contribution, net of direct taxes	$4,313	$2,549	$6,183	$5,877

Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$27,464	$24,176	$99,032	$66,527
Latin America	61,558	—	64,959	—
Europe	2,409	1,026	6,211	1,026
Total	$91,431	$25,202	$170,202	$67,553

	Purchase	FirstCity’s
Historical Acquisitions - Annual:	Price	Investment
Six months ended June 30, 2007	$170,202	$94,748
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944

	June 30,	December 31,
	2007	2006
Portfolio acquisition and resolution assets by region:
Domestic	$203,582	$158,147
Latin America	35,017	28,883
Europe	54,560	61,062
Canada	341	2,272
Total	$293,500	$250,364

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues and equity in earnings of investments by region:
Domestic	$9,382	$6,037	$16,349	$11,391
Latin America	3,693	488	6,225	3,141
Europe	2,375	1,550	4,205	2,723
Canada	70	—	159	—
Total	$15,520	$8,075	$26,938	$17,255

Revenues and equity in earnings of investments by source:
Equity earnings	$4,332	$1,387	$6,158	$5,021
Income from Portfolio Assets	5,685	2,946	10,720	5,004
Servicing fees	2,977	2,856	5,582	5,503
Gain on sale of SBA loans held for sale, net	343	—	624	—
Interest income from SBA loans	606	—	914	—
Interest income from affiliates	140	465	266	895
Interest income from loans receivable - other	982	—	1,889	—
Other	455	421	785	832
Total	$15,520	$8,075	$26,938	$17,255

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Analysis of Equity Investments
FirstCity’s Average investment
Domestic	$34,200	$51,054	$35,084	$51,678
Latin America	21,177	3,094	20,161	2,977
Europe	44,365	19,065	46,112	19,390
Europe-Servicing subsidiaries	5,630	5,455	5,827	5,512
Latin America-Servicing subsidiaries	4,500	190	2,785	227
Total	$109,872	$78,858	$109,969	$79,784

FirstCity Share of Equity Earnings:
Domestic	$1,113	$1,585	$1,364	$3,854
Latin America	887	(1,575)	877	(1,131)
Europe	1,673	1,118	3,213	2,096
Europe-Servicing subsidiaries	487	292	563	366
Latin America-Servicing subsidiaries	172	(33)	141	(164)
Total	$4,332	$1,387	$6,158	$5,021

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$163,146	$54,439	$150,017	$52,112
Latin America	8,267	18,803	8,831	17,617
Europe	4,014	1,969	3,800	1,864
Canada	1,837	—	2,023	—
Total	$177,264	$75,211	$164,671	$71,593

Income from wholly owned portfolio assets and loans receivable:
Domestic	$7,076	$3,027	$13,043	$5,157
Latin America	519	348	1,046	679
Europe	91	36	165	63
Canada	70	—	159	—
Total	$7,756	$3,411	$14,413	$5,899

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$1,050	$1,214	$1,679	$1,973
Average servicing fee %	4.2%	2.8%	4.0%	2.9%
Latin American partnerships:
Servicing fee revenue	$1,909	$1,534	$3,867	$3,360
Average servicing fee %	12.7%	9.0%	14.2%	11.5%
Incentive service fees	$—	$108	$—	$170
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,959	$2,856	$5,546	$5,503
Average servicing fee %	7.3%	4.7%	8.0%	5.7%
Service Fees-SBA loans:	$18	$—	$36	$—
Total Service Fees	$2,977	$2,856	$5,582	$5,503

Collections:
Domestic	$25,259	$43,840	$42,484	$67,109
Latin America	15,081	17,059	27,259	29,204
Europe	14,328	12,418	47,839	29,115
Subtotal	54,668	73,317	117,582	125,428
Wholly-owned	21,393	15,416	41,084	22,147
Total	$76,061	$88,733	$158,666	$147,575

Servicing portfolio (face value)
Domestic	$616,079	$528,392
Latin America	2,475,093	1,277,911
Europe	1,035,833	908,735
Total	$4,127,005	$2,715,038

Number of personnel at period end:
Domestic	68	61
Latin America	117	118
Corporate	37	33
Total personnel	222	212